UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2016 (February 9, 2016)

DiMi Telematics International, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52759 (Commission File Number)	20-4743354 (IRS Employer Identification No.)

290 Lenox Avenue, New York, NY 10027

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (855) 633 - 3738

Former name, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Change in Registrant’s Certifying Accountant

On February 9, 2016, the Board of Directors (the “Board”) of DiMi Telematics International, Inc. (the “Company”) dismissed RBSM LLP (“RBSM”) as its independent registered public accounting firm.

During the fiscal year ended August 31, 2015, RBSM’s report on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that there was an explanatory paragraph describing conditions that raised substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal year ended August 31, 2015 and the subsequent interim period through February 9, 2016, there were: (i) no disagreements between the Company and RBSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of RBSM, would have caused RBSM to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements; and (ii) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K, except that RBSM advised the Company of material weaknesses in internal control over financial reporting and expressed substantial doubt about the Company’s ability to continue as a going concern.

On March 25, 2016, pursuant to paragraph (a)(3) of Item 304 of Regulation S-K, the Company provided RBSM with a copy of the disclosures it is making in response to Item 4.01 on this Current Report on Form 8-K, and has requested that RBSM furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of the letter, dated March 25, 2016 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

16.1	Letter from RBSM LLP dated March 25, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DiMi Telematics International, Inc.

Date: March 28, 2016	By:	/s/ Barry Tenzer
Barry Tenzer President

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